EXHIBIT 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated June 29, 2010 on audit of consolidated financial statements of Highway Holdings Limited and subsidiaries for year ended March 31, 2010 in the Annual Report on Form 20-F of Highway Holdings Limited for the year ended March 31, 2010 to be filed with the United States Securities and Exchange Commission on or about June 29, 2010, and the incorporation by reference in Registration Statements 333-13320, No. 333-10312 and No. 333-132736 already filed.

AGCA, Inc.
Arcadia, California
June 29, 2010